For Fiscal Period ending (b) October 31, 1995
File Number 811-6416

                                Sub-Item 77Q1

                                   BY-LAWS

                                     OF

                DUFF & PHELPS UTILITIES TAX-FREE INCOME INC.

          These By-Laws (the "By-Laws") are made and adopted pursuant to Section
6.6 of the Articles of Incorporation establishing DUFF &
PHELPS UTILITIES TAX-
FREE INCOME INC., as from time to time amended (hereinafter called the "Arti-cles"). All words or terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Articles.


                                  ARTICLE 1

                                   Offices

          Section 1.1  Principal Office.  The principal
office of the Corpora-
tion shall be in the City of Baltimore, State of Maryland.

          Section 1.2  Principal Executive Office.  The
principal executive
office of the Corporation shall be at 55 East Monroe Street, Chicago, Illinois
60603.

          Section 1.3  Other Offices.  The Corporation may
have such other
offices in such places as the Board of Directors may from time to time determine.


                                  ARTICLE 2

                          Meetings of Stockholders
          Section 2.1 Annual Meeting. An annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held during the fiscal year ending in 1995 be held during the month of April 1995 and thereafter during the month of March of each year.

          Section 2.2 Special Meetings. Special meetings of the stockholders, unless otherwise provided by law or by the Articles, may be called for any purpose or purposes by a majority of the Board of Directors, the President, or on the written request of the holders of at least 25% of the outstanding capital stock of the Corporation entitled to vote at such meeting.

          Section 2.3  Place of Meetings.  Annual and
special meetings of the
stockholders shall be held at such place within the United
States as the Board
of Directors may from time to time determine.

          Section 2.4 Notice of Meetings; Waiver of Notice. Notice of the place, date and time of the holding of each annual and special meeting of the stockholders and the purpose or purposes of each special meeting shall be given personally or by mail, not less than ten nor more than ninety days before the date of such meeting, to each stockholder entitled to vote at such meeting and to each other stockholder entitled to notice of the meeting. Notice by mail shall be deemed to be duly given when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the
Corporation, with postage thereon prepaid.

          Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting. When a meeting is adjourned to another time and place, unless the Board of Directors, after the adjournment, shall fix a new record date for an adjourned meeting, or the adjournment is for more than one hundred and twenty days after the original record date, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment was taken.

          Section 2.5  Quorum.  At all meetings of the
stockholders, the holders
of a majority of the shares of stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as otherwise provided by statute or by the
Articles. In the absence of a quorum no business may be transacted, except that the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time, without notice other than announcement thereat except as otherwise required by these By-Laws, until the holders of the requisite amount of shares of stock shall be so present. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting, in person or by proxy, of holders of the number of shares of stock of the Corporation in excess of a majority thereof which may be required by the laws of the State of Maryland, the
Investment Company Act of 1940, as amended, or other applicable statute, the
Articles of Incorporation or these By-Laws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of shares of stock of the Corporation required for action in respect of such other matter or matters.

          Section 2.6  Organization.  At each meeting of the
stockholders, the
Chairman of the Board (if one has been designated by the Board), or in the
Chairman of the Board's absence or inability to act, the President, or in the absence or inability of the Chairman of the Board and the President, a Vice
President, shall act as chairman of the meeting.  The
Secretary, or in the
Secretary's absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

          Section 2.7  Order of Business.  The order of
business at all meetings
of the stockholders shall be as determined by the chairman of the meeting.

          Section 2.8  Voting.  Except as otherwise provided
by statute or the
Articles, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in such stockholder's name on the record of stockholders of the Corporation as of the record date determined pursuant to
Section 9 of this Article or, if such record date shall not have been so fixed, then at the later of (i) the close of business on the day on which notice of the meeting is mailed or (ii) the thirtieth day before the meeting.

          Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, the Articles of Incorporation or these By-Laws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action.

          If a vote shall be taken on any question other than the election of directors, which shall be by written ballot, then unless required by statute or these By-Laws, or determined by the chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

          Section 2.9 Fixing of Record Date. The Board of Directors may set a record date for the purpose of determining stockholders entitled to vote at any meeting of the stockholders. The record date, which may not be prior to the close of business on the day the record date is fixed, shall be not more than ninety nor less than ten days before the date of the meeting of the stockholders. All persons who were holders of record of shares at such time, and not others, shall be entitled to vote at such meeting and any adjournment thereof.

          Section 2.10  Inspectors.  The Board may, in
advance of any meeting
of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspector shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors.
Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting powers of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors.
Inspectors need not be stockholders.

          Section 2.11 Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by statute or the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders' meetings: (i) a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote thereat.


                                  ARTICLE 3

                             Board of Directors
          Section 3.1  General Powers.  Except as otherwise
provided in the
Articles of Incorporation, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the
Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law or by the Articles of Incorporation or these By-Laws.

          Section 3.2 Number of Directors. The number of directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the directors then in office; provided, however, that the number of directors shall in no event be less than three nor more than nine. Any vacancy created by an increase in directors may be filled in accordance with Section 6 of this Article 3. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his term.
Directors need not be stockholders.

          Section 3.3 Election and Term of Directors. Each class of directors as to which vacancies exist shall be elected by written ballot at the annual meeting of stockholders, or a special meeting held for that purpose unless otherwise provided by statute or the Articles of Incorporation. The term of office of each director shall be from the time of his election and qualification until the expiration of the term of his class or until the annual election of directors next succeeding his election and until his successor shall have been elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed as hereinafter provided in these By-Laws, or as otherwise provided by statute or the Articles of Incorporation.

          Section 3.4  Resignation.  A director of the
Corporation may resign
at any time by giving written notice of his resignation to the Board or the
Chairman of the Board or the President or the Secretary.
Any such resignation
shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt;
and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 3.5  Removal of Directors.  Any director
of the Corporation
may be removed for cause (but not without cause) by the stockholders by a vote of seventy-five percent (75%) of the votes entitled to be cast for the election of such director.

          Section 3.6  Vacancies.  Subject to the provisions
of the Investment
Company Act of 1940, as amended, any vacancies in the Board, whether arising from death, resignation, removal, an increase in the number of directors or any other cause, shall be filled by a vote of the Board of Directors in accordance with the Articles of Incorporation.

          Section 3.7  Place of Meetings.  Meetings of the
Board may be held at
such place as the Board may from time to time determine or as shall be specified in the notice of such meeting.

          Section 3.8  Regular Meeting.  Regular meetings of
the Board may be
held without notice at such time and place as may be determined by the Board of
Directors.

          Section 3.9  Special Meetings.  Special meetings
of the Board may be
called by two or more directors of the Corporation or by the Chairman of the
Board or the President.

          Section 3.10  Annual Meeting.  The annual meeting
of each newly
elected Board of Directors (including a Board of Directors to which only one class of Directors has been newly elected) shall be held as soon as practicable after the meeting of stockholders at which such directors were elected. No notice of such annual meeting shall be necessary if held immediately after the adjournment, and at the site, of the meeting of stockholders. If not so held, notice shall be given as hereinafter provided for special meetings of the Board of Directors.

          Section 3.11  Notice of Special Meetings.  Notice
of each special
meeting of the Board shall be given by the Secretary as hereinafter provided, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each director, either personally or by telephone or any standard form of telecommunication, at least twenty-four hours before the time at which such meeting is to be held, or mailed by first-class mail, postage prepaid, addressed to him at his residence or usual place of business, at least three days before the day on which such meeting is to be held.

          Section 3.12  Waiver of Notice of Meetings.
Notice of any special
meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice which is filed with the records of the meeting or who shall attend such meeting. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any meeting need not state the purpose of such meeting.

          Section 3.13 Quorum and Voting. One-third, but not less than two, of the members of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise expressly required by statute, the
Articles of Incorporation, these By-Laws, the Investment Company Act of 1940, as amended, or other applicable statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the
Board; provided, however, that the approval of any contract with an investment adviser or principal underwriter, as such terms are defined in the Investment
Company Act of 1940, as amended, which the Corporation enters into or any renewal or amendment thereof, the approval of the fidelity bond required by the
Investment Company Act of 1940, as amended, and the selection of the
Corporation's independent public accountants shall each require the affirmative vote of a majority of the directors who are not interested persons, as defined in the Investment Company Act of 1940, as amended, of the Corporation. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting to another time and place until a quorum shall be present thereat. Notice of the time and place of any such ad-journed meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

          Section 3.14 Organization. The Board may, by resolution adopted by a majority of the entire Board, designate a Chairman of the Board, who shall preside at each meeting of the Board. In the absence or inability of the Chair-man of the Board to preside at a meeting, the President or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secre-tary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

          Section 3.15  Written Consent of Directors in Lieu
of a Meeting.
Subject to the provisions of the Investment Company Act of 1940, as amended, any action required or permitted to be taken at any meeting of the Board of
Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writ-ing, and the writings or writing are filed with the minutes of the proceedings of the Board or committee.

          Section 3.16  Compensation.  Directors may receive
compensation for
services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board.

          Section 3.17  Investment Policies.  It shall be
the duty of the Board
of Directors to ensure that the purchase, sale, retention and disposal of portfolio securities and the other investment practices of the Corporation are at all times consistent with the investment policies and restrictions with respect to securities investments and otherwise of the Corporation, as recited in the Prospectus included in the registration statement of the Corporation covering the initial public offering of shares of its capital stock, as filed with the Securities and Exchange Commission (or as such investment policies and restrictions may be modified by the Board of Directors or, if required, by majority vote of the stockholders of the Corporation in accordance with the
Investment Company Act of 1940, as amended) and as required by the Investment
Company Act of 1940, as amended. The Board, however, may delegate the duty of management of the assets and the administration of its day-to-day operations to one or more individuals or corporate management companies and/or investment advisers pursuant to a written contract or contracts which have obtained the requisite approvals, including the requisite approvals of renewals thereof, of the Board of Directors and/or the stockholders of the Corporation in accordance with the provisions of the Investment Company Act of 1940, as amended.

          Section 3.18  Asset Value.  The Board of Directors
shall determine the
times and method of calculation of the net asset value per share of the Fund subject to conditions with the requirements of the Investment Company Act of
1940, as amended.


                                  ARTICLE 4

                                 Committees
          Section 4.1  Committees of the Board.  The Board
of Directors may from
time to time, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board, each such committee to consist of two or more directors and to have such powers and duties as the Board of Directors may, by resolution, prescribe.

          Section 4.2 General. One-third, but not less than two, of the mem-bers of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such com-mittee. The Board may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The
Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corpora-tion; provided, however, that no such committee shall have or may exercise any authority or power of the Board in the management of the business or affairs of the Corporation.
                                  ARTICLE 5

                       Officers, Agents and Employees

          Section 5.1  Number of Qualifications.  The
officers of the Corpora-
tion shall be a President, who shall be a director of the Corporation, a
Secretary and a Treasurer, each of whom shall be elected by the Board of
Directors. The Board of Directors may elect or appoint one or more Vice Presi-dents and may also appoint such other officers, agents and employees as it may deem necessary or proper. Any two or more offices may be held by the same person, except the offices of President and Vice President, but no officer shall execute, acknowledge or verify any instrument as an officer in more than one capacity. Such officers shall be elected by the Board of Directors each year at its first meeting held after the annual meeting of stockholders, each to hold office until the meeting of the stockholders and until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or been removed, as hereinafter provided in these By-Laws.
The Board may from time to time elect, or delegate to the President the power to appoint, such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents, as may be necessary or desirable for the business of the Corporation.
Such officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

          Section 5.2 Resignations. Any officer of the Corporation may resign at any time by giving written notice of resignation to the Board, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall be necessary to make it effective.

          Section 5.3  Removal of Officer, Agent or
Employee.  Any officer,
agent or employee of the Corporation may be removed by the Board of Directors with or without cause at any time, and the Board may delegate such power of removal as to agents and employees not elected or appointed by the Board of
Directors. Such removal shall be without prejudice to such person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

          Section 5.4  Vacancies.  A vacancy in any office,
either arising from
death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office.

          Section 5.5  Compensation.  The compensation of
the officers of the
Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his control.

          Section 5.6  Bonds or Other Security.  If required
by the Board, any
officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

          Section 5.7 President. The President shall be the chief executive officer of the Corporation. In the absence of the Chairman of the Board (or if there be none), he shall preside at all meetings of the stockholders and of the
Board of Directors. He shall have, subject to the control of the Board of
Directors, general charge of the business and affairs of the Corporation. He may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board, and he may delegate these powers.

          Section 5.8  Vice President.  Each Vice President
shall have such
powers and perform such duties as the Board of Directors or the President may from time to time prescribe.

          Section 5.9  Treasurer.  The Treasurer shall:

               (a)  have charge and custody of, and be
responsible for, all the
funds and securities of the Corporation, except those which the Corporation has placed in the custody of a bank or trust company or member of a national securi-ties exchange (as that term is defined in the Securities Exchange Act of 1934, as amended) pursuant to a written agreement designating such bank or trust company or member of a national securities exchange as a custodian or sub-custodian of the property of the Corporation;

               (b)  keep full and accurate accounts of
receipts and disburse-
ments in books belonging to the Corporation;

               (c)  cause all moneys and other valuables to
be deposited to the
credit of the Corporation;

               (d)  receive, and give receipts for, moneys
due and payable to
the Corporation from any source whatsoever;

               (e)  disburse the funds of the Corporation
and supervise the
investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor; and

               (f)  in general, perform all the duties
incident to the office
of Treasurer and such other duties as from time to time may be assigned to him by the Board or the President.

          Section 5.10  Secretary.  The Secretary shall:

               (a) keep or cause to be kept, in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the
Board and the stockholders;

               (b)  see that all notices are duly given in
accordance with the
provisions of these By-Laws and as required by law;

               (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation
(unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

               (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

               (e)  in general, perform all the duties
incident to the office
of Secretary and such other duties as from time to time may be assigned to him by the Board or the President.

          Section 5.11 Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.


                                  ARTICLE 6

                               Indemnification

          Each officer and director of the Corporation shall be indemnified by the Corporation to the fullest extent permitted under the General Laws of the
State of Maryland, including the advancing of expenses, except that such indemnity shall not protect any such person against any liability to the
Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Absent a court determination that an officer or director seeking indemnification was not liable on the merits or guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, the decision by the Corporation to indemnify such person must be based upon the reasonable determination of independent counsel or nonparty independent directors, after review of the facts, that such officer or director is not guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

          The Corporation may purchase insurance on behalf of an officer or director protecting such person to the full extent permitted under the General
Laws of the State of Maryland from liability arising from his activities as officer or director of the Corporation. The Corporation, however, may not purchase insurance on behalf of any officer or director of the Corporation that protects or purports to protect such person from liability to the Corporation or to its stockholders to which such officer or director would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

          The Corporation may indemnify or purchase insurance to the extent provided in this Article 6 on behalf of an employee or agent who is not an officer or director of the Corporation.

                                  ARTICLE 7

                                Capital Stock

          Section 7.1 Stock Certificates. Each holder of stock of the Corpo-ration shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Board, representing the number of shares of the Corporation owned by him, provided, however, that certificates for fractional shares will not be delivered in any case. The certificates repre-senting shares of stock shall be signed by or in the name of the Corporation by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the
Corporation. Any or all of the signatures or the seal on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.

          Section 7.2  Books of Accounts and Record of
Stockholders.  There
shall be kept at the principal executive office of the Corporation correct and complete books and records of account of all the business and transactions of the Corporation. There shall be made available upon request of any stockholder, in accordance with Maryland law, a record containing the number of shares of stock issued during a specified period not to exceed twelve months and the consideration received by the Corporation for each such share.

          Section 7.3  Transfers of Shares.  Transfers of
shares of stock of the
Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive rights of a person in whose name any share or shares stands on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

          Section 7.4 Regulations. The Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

          Section 7.5  Lost, Destroyed or Mutilated
Certificates.  The holder
of any certificates representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representatives to give to the Corporation a bond in such sum, limited or unlim-ited, and in such form and with such surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate.
Anything herein to
the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

          Section 7.6  Fixing of a Record Date for Dividends
and Distributions.
The Board may fix, in advance, a date not more than ninety days preceding the date fixed for the payment of any dividend or the making of any distribution.
Once the Board of Directors fixes a record date as the record date for the determination of the stockholders entitled to receive any such dividend or distribution, in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend or distribution.

          Section 7.7  Information to Stockholders and
Others.  Any stockholder
of the Corporation or his agent may inspect and copy during usual business hours the Corporation's By-Laws, minutes of the proceedings of its stockholders, annual statements of its affairs and voting trust agreements on file at its principal office.


                                  ARTICLE 8

                                    Seal
          The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words
"Corporate Seal" and "Maryland". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
                                  ARTICLE 9

                                 Fiscal Year

          Unless otherwise determined by the Board, the fiscal year of the
Corporation shall end on the thirty-first day of December.


                                 ARTICLE 10

                         Depositories and Custodians

          Section 10.1  Depositories.  The funds of the
Corporation shall be
deposited with such banks or other depositories as the Board of Directors of the
Corporation may from time to time determine.

          Section 10.2  Custodians.  All securities and
other investments shall
be deposited in the safe keeping of such banks or other companies as the Board of Directors of the Corporation may from time to time determine. Every arrangement entered into with any bank or other company for the safe keeping of the securities and investments of the Corporation shall contain provisions complying with the Investment Company Act of 1940, as amended, and the general rules and regulations thereunder.


                                 ARTICLE 11

                          Execution of Instruments

          Section 11.1  Checks, Notes, Drafts, etc.  Checks,
notes, drafts,
acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the
Board of Directors by resolution shall from time to time designate.

          Section 11.2 Sale or Transfer of Securities. Stock certificates, bonds or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, transferred or otherwise disposed of subject to any limits imposed by these By-Laws and pursuant to authorization by the
Board and, when so authorized to be held on behalf of the Corporation or sold, transferred or otherwise disposed of, may be transferred from the name of the
Corporation by the signature of the President or a Vice
President or the
Treasurer or pursuant to any procedure approved by the Board of Directors, subject to applicable law.


                                 ARTICLE 12

                       Independent Public Accountants

          The firm of independent public accountants which shall sign or certify the financial statements of the Corporation which are filed with the Securities and Exchange Commission shall be selected annually by the Board of Directors and ratified by the stockholders in accordance with the provisions of the Investment
Company Act of 1940, as amended.


                                 ARTICLE 13

                              Annual Statement

          The books of account of the Corporation shall be examined by an independent firm of public accountants at the close of each annual period of the
Corporation and at such other times as may be directed by the Board. A report to the stockholders based upon each such examination shall be mailed to each stockholder of the Corporation of record on such date with respect to each report as may be determined by the Board, at his address as the same appears on the books of the Corporation. Such annual statement shall also be available at the annual meeting of stockholders and be placed on file at the Corporation's principal office in the State of Maryland. Each such report shall show the assets and liabilities of the Corporation as of the close of the annual or quarterly period covered by the report and the securities in which the funds of the Corporation were then invested. Such report shall also show the
Corporation's income and expenses for the period from the end of the
Corporation's preceding fiscal year to the close of the annual or quarterly period covered by the report and any other information required by the
Investment Company Act of 1940, as amended, and shall set forth such other matters as the Board or such firm of independent public accountants shall determine.


                                 ARTICLE 14

                                 Amendments
          The Board of Directors, by affirmative vote of a majority thereof, shall have the exclusive right to amend, alter or repeal these By-Laws at any regular or special meeting of the Board of Directors, except any particular By-
Law which is specified as not subject to alteration or repeal by the Board of
Directors, subject to the requirements of the Investment Company Act of 1940, as amended.